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                                                                    EXHIBIT 21.1
                           SUBSIDIARIES OF REGISTRANT


                                                        STATE
                                                         OF
           COMPANY                                  INCORPORATION
           -------                                  -------------
PMC Commercial Trust, Ltd.  1998-1                   Delaware
PMCT Corp. 1998-1                                    Delaware
PMCT Sycamore, L.P.                                  Delaware
PMCT AH Sycamore, Inc.                               Delaware
PMCT Macomb, L.P.                                    Delaware
PMCT AH Macomb, Inc.                                 Delaware
PMCT Marysville, L.P.                                Delaware
PMCT AH, Inc..                                       Delaware
PMCT Plainfield, L.P.                                Delaware
PMC Joint Venture, L.P. 2000                         Delaware
PMC Joint Venture LLC 2000                           Delaware
PMC Joint Venture, L.P. 2001                         Delaware
PMC Joint Venture LLC 2001                           Delaware
PMC Joint Venture, L.P. 2002-1                       Delaware
PMC Joint Venture LLC 2002-1                         Delaware